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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Uproar Inc.

         We consent to the inclusion in the registration statement on Form S-4 of Uproar Inc. of our report dated February 4, 2000, relating to the consolidated balance sheet of Uproar Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for the year then ended, and to the references to our firm under the heading "Selected Consolidated Financial Data of Uproar Inc." and "Experts" in the joint proxy statement/prospectus.



                                               /s/ KPMG LLP
                                               ---------------------
                                                   KPMG LLP


New York, New York
August 30, 2000